Exhibit 5

                          OMNICOM GROUP INC.
                          437 Madison Avenue
                       New York, New York 10022

                                                       August 26, 1994

Omnicom Group Inc.
437 Madison Avenue
New York, NY 10022

          Re:  Registration Statement on Form S-3

Gentlemen:

          In my capacity as counsel to Omnicom Group Inc., a New York corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company contemporaneously herewith on behalf of certain selling shareholders named therein (the "Selling Shareholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 176,326 shares of common stock, $.50 par value, of the Company being offered for the respective accounts of the Selling Shareholders (the "Selling Shareholders' Shares").

          In that connection, I have examined the Certificate of Incorporation and the By-Laws, both as amended, of the Company, the Registration Statement, corporate proceedings relating to the issuance of the Selling Shareholders' Shares, and such other instruments and documents as I deemed relevant under the circumstances.

          In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company to date.

          Based upon and subject to the foregoing, I am of the opinion that the Selling Shareholders' Shares have been legally issued and are fully paid and non-assessable shares of common stock, $.50 par value, of the Company.

          I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement.

                                        Very truly yours,


                                        /s/ RAYMOND E. MCGOVERN